                                                                 EXHIBIT (h)(20)

                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS

                                                                        Maximum Operating Expense Limit
                                                                    (as a Percentage of average net assets)
                                                                    ---------------------------------------
Blue Chip Portfolio                                                                  0.10%
Aggressive Growth Portfolio                                                          0.10%
Aggressive Equity Portfolio                                                          0.10%
Emerging Markets Portfolio                                                           0.10%
Diversified Research Portfolio                                                       0.10%
Small-Cap Equity Portfolio                                                           0.10%
International Large-Cap Portfolio                                                    0.10%
Equity Portfolio                                                                     0.10%
I-Net Tollkeeper Portfolio                                                           0.10%
Financial Services Portfolio                                                         0.10%
Health Sciences Portfolio                                                            0.10%
Technology Portfolio                                                                 0.10%
Telecommunications Portfolio                                                         0.10%
Multi-Strategy Portfolio                                                             0.10%
Main Street Core Portfolio (formerly Large-Cap Core Portfolio)                       0.10%
Growth LT Portfolio                                                                  0.10%
Comstock Portfolio (formerly Strategic Value Portfolio)                              0.10%
Focused 30 Portfolio                                                                 0.10%
Mid-Cap Value Portfolio                                                              0.10%
International Value Portfolio                                                        0.10%
Capital Opportunities Portfolio                                                      0.10%
Mid-Cap Growth Portfolio                                                             0.10%
Global Growth Portfolio                                                              0.10%
Equity Index Portfolio                                                               0.10%
Small-Cap Index Portfolio                                                            0.10%
Real Estate Portfolio                                                                0.10%
Inflation Managed Portfolio                                                          0.10%
Managed Bond Portfolio                                                               0.10%
Money Market Portfolio                                                               0.10%
High Yield Bond Portfolio                                                            0.10%
Equity Income Portfolio                                                              0.10%
Research Portfolio                                                                   0.10%
Large-Cap Value Portfolio                                                            0.10%
Short Duration Bond Portfolio                                                        0.10%
Small-Cap Value Portfolio                                                            0.10%

Effective May 1, 2003 agreed to and accepted by:

                               PACIFIC SELECT FUND

ATTEST:     /s/ Audrey L. Milfs      BY:     /s/ Thomas C. Sutton
         _______________________         _________________________
         Name:  Audrey L. Milfs           Name:  Thomas C. Sutton
         Title: Secretary                 Title: Chairman of the Board & Trustee



                         PACIFIC LIFE INSURANCE COMPANY

ATTEST:     /s/ Diane N. Ledger     BY:     /s/ Thomas C. Sutton
         _______________________         ________________________
         Name:  Diane N. Ledger          Name:  Thomas C. Sutton
         Title: Vice President           Title: Chairman of the Board & Chief
                                                Executive Officer

ATTEST:     /s/ Diane N. Ledger     BY:     /s/ Audrey L. Milfs
         _______________________         _______________________
         Name:  Diane N. Ledger          Name:  Audrey L. Milfs
         Title: Vice President           Title: Vice President & Secretary